AMENDED CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT made as of the 13th day of December, 2018.

AMONG:

RISE GOLD CORP., a body corporate incorporated under the laws of Nevada, USA and having its head office at Suite 650, 669 Howe Street, Vancouver, British Columbia, Canada V6C 0B4

(the “Company”)

AND:

J. PROUST & ASSOCIATES INC., a body corporate incorporated under the laws of British Columbia, Canada and having its office address at Suite 650, 669 Howe Street, Vancouver, British Columbia, Canada V6C 0B4

 (the “Consultant”)

WHEREAS the Company is a company listed on the Canadian Securities Exchange (the “CSE”) which operates as a mineral exploration company focused on gold and copper-gold resources in California;

AND WHEREAS the Company agrees to retain the Consultant and the Consultant agrees to provide business advisory, finance, accounting, corporate administrative services and an office to the Company to maintain continuous disclosure obligations and comply with public listing requirements on the CSE in Canada;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

1.

RETAINER, TERM AND SERVICES

1.1

Retainer

The Company hereby agrees to retain the services of the Consultant as an independent contractor and the Consultant hereby agrees to such retainer and agrees to provide finance, accounting and corporate administrative services in accordance with the terms and conditions hereinafter set forth.

1.2

Term

The retainer of the Consultant by the Company hereunder shall commence on January 1, 2019 and shall be in effect for a period of twelve (12) months, and shall continue thereafter on a month-to-month basis, or terminated by either party in accordance with Section 4.1, or by the Company in accordance with Section 4.2.

1.3

Services

The Consultant will provide the Company with the following personnel and services:

(a)

such business advisory, finance, accounting and corporate administrative services as may be requested by the Company including a Chief Financial Officer, a Controller and a Corporate Secretary;

(b)

such other services as may be reasonably requested by the Company and as set out from time to time; and

(c)

use of a fully furnished office with access to a boardroom, pantry, Xerox copier/printer/scanner, DID telephone line, and Wi-Fi.

The Consultant shall spend a commercially reasonable amount of time and attention on the business and affairs of the Company as may be necessary to discharge faithfully and efficiently the responsibilities assigned to the Consultant,

The Consultant shall report directly to the Chief Executive Officer of the Company, or such other person(s) he may designate.

2.

THE CONSULTANT’S OBLIGATIONS

2.1

Other Business Activities

The Company acknowledges that the Consultant may provide consulting services to persons other than the Company, and that it is a condition of the Consultant entering into this Agreement that the Consultant be free to continue to do so, provided that the provision of such other consulting services does not result in the Consultant being unavailable to perform the services to be provided by the Consultant hereunder.

2.2

Disclosure of Confidential Information

The Consultant acknowledges that the Company is a mineral exploration firm and in the provision of its services hereunder, the Consultant will have access to and be entrusted with a wide variety of confidential non-public information concerning the properties, operations, assets and financial plans of the Company and its affiliates and any related corporate entities (collectively the “Rise Group”) which, if disclosed, could cause irreparable and significant damage to the Rise Group. Accordingly, the Consultant, will take such reasonable steps as may be necessary to ensure that the Consultant’s directors, officers and employees and legal counsel, accountants, financial advisors and other consultants and professional advisors (referred to as a “Related Party” or “Related Parties”) do not, either during or after the term of the Consultant’s retainer by the Company, disclose any confidential, non-public or proprietary information of the Rise Group in connection with the properties, assets or financing plans of the Rise Group to any person, firm, corporation, association, partnership or other entity for any reason or purpose whatsoever unless expressly permitted in writing by the Company. Further, the Consultant will not, nor, if applicable, will it permit or suffer any of the Related Parties to, during the term of the Consultant’s retainer hereunder, give, deliver, reveal to, or otherwise permit any person to come into possession of any confidential, non-public or proprietary information of the Rise Group, whether in written, photographic, photostatic, electronic or any other form, and upon the termination of this Agreement, the Consultant will return to the Company all such information and data as may be in its possession or control, or that of the Consultant’s employees. If requested by the Company, the Consultant will, if applicable, obtain from any of the Consultant’s Related Parties a non-disclosure covenant in favour of the Company upon substantially the terms of this Section 2.2. In the event of a breach or threatened breach by the Consultant or any Related Parties of the provisions of this Section 2.2, the Company will be entitled to an injunction restraining the Consultant, or, if applicable, any of the Consultant’s Related Parties, from disclosing, in whole or in part, any of the confidential, non-public or proprietary information pertaining to the Rise

Group Company, their respective properties, operations, assets or financial plans, to any person, firm, corporation, association, partnership or other entity to whom such confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach including the recovery of damages from the Consultant. “Confidential Information” includes, without limitation, the following types of information or material, both existing and contemplated, regarding the Rise Group: corporate information, including contractual licensing arrangements, plans, strategies, tactics, policies, resolutions, patents, trade-mark and trade name applications; any litigation or negotiations; information concerning suppliers; marketing information; financial information, including debt arrangements, equity structure, investors and holdings; operational and scientific information, including trade secrets; technical information, including technical drawings and designs; any information relating to any mineral projects in which the Rise Group has an actual or potential interest; and personal information, including personnel lists, resumes, personal data, organizational structure and performance evaluations.

3.

COMPENSATION FOR CONSULTING SERVICES

3.1

Service Fees

In consideration for the Consultant providing the services to the Company as set forth in Section 1.3, the Company agrees to pay the Consultant, by the 12th day of each and every month, the fee of C$15,000.00/month plus GST (the “Fee”), a fee which may be revised from time to time upon mutual agreement of the parties.

3.2

Ineligibility for Employee Benefits

Neither the Consultant, nor any employees of the Consultant, will be considered as employees of the Company for any reason and, without limiting the generality of the foregoing, no employees of the Consultant will be eligible to participate in any employee benefit plans or programs in effect for executive and key management employees of the Company including, without limitation, medical, dental, health or life insurance, pension or retirement plans.

3.3

Expenses

The Company will promptly reimburse the Consultant for reasonable expenses incurred by it in the performance of its services hereunder upon presentation to the Company of receipts for such expenses.

3.4

Stock Options

The Company may grant stock options to the Consultant or employees of the Consultant, at such times and in an amount and at an exercise price to be determined by the Board of Directors of the Company in accordance with the Company’s share option plan as may be amended from time to time.

3.5

No Other Compensation

The Consultant will not be entitled to any compensation or fee from the Company, except as set out in Sections 3.1, 3.3 and 3.4.

3.6

Statutory Withholdings

The Consultant agrees that the Company shall not be responsible for any payroll withholding taxes and the Consultant shall make and remit all statutory withholdings as may be required to be made by the

Consultant in connection with the services provided to the Company by the Consultant.  At the request of the Company, the Consultant will provide to the Company satisfactory evidence that such statutory withholdings having been remitted to the relevant taxation authorities.

4.

TERMINATION

4.1

Voluntary Termination of Agreement

Either party may, upon 90 days’ written notice to the other party, terminate this Agreement. Upon the expiration of 90 days’ written notice period, the retainer of the Consultant hereunder will terminate and neither party hereto will have any obligations to the other hereunder except as follows:

(a)

the Company will pay to the Consultant all amounts owing to the Consultant hereunder as of the termination date; and

(b)

Section 2.2 hereof will survive the termination of this Agreement.

4.2

Termination of Agreement for Cause

The Company may, it is sole discretion and upon provision of written notice to the Consultant, terminate this Agreement immediately, if, at any time, the Consultant, in the performance of its duties:

(a)

commits a material breach of a provision of this Agreement and does not cure that breach to the reasonable satisfaction of the Company, upon receipt of reasonable written notice detailing the breach;

(b)

is unable or unwilling to perform the duties under this Agreement;

(c)

commits fraud or serious neglect or misconduct in the discharge of its duties hereunder; or

(d)

becomes bankrupt or makes any arrangement or compromise with its creditors.

5.

MISCELLANEOUS

5.1

Binding Agreement

This Agreement is personal to and will be binding on the parties hereto and their respective successors in interest but, subject as hereinafter provided, will not be assignable by either party. The Company may assign this Agreement to any continuing or successor corporation resulting from any amalgamation, consolidation, merger or arrangement with one or more affiliates of the Company.

5.2

Notices

Any notice or other communication required or permitted to be given or made hereunder will be well and sufficiently given or made if:

(a)

enclosed in a sealed envelope and delivered in person to the party hereto to whom it is addressed at the relevant address set forth below; or

(b)

sent by facsimile or other means of recorded electronic communications;

if to the Company addressed to it at:

RISE GOLD CORP

Suite 650, 669 Howe Street

Vancouver, BC V6C 0B4

Attention:  Benjamin Mossman, President, CEO and Director
Email:  info@risegoldcorp.com

and if to the Consultant, addressed to it at:

J. PROUST & ASSOCIATES INC.

Suite 650-669 Howe Street
Vancouver, BC V6C 0B4

Attention:  John Proust, President
Email:  jproust@jproust.ca

Any notice or other communication so given will be deemed to have been given and to have been received on the day of delivery, if delivered, and if sent by email, upon receipt of an electronic delivery receipt, (provided such delivery or sending is during normal business hours on a business day and, if not, then on the first business day thereafter). Either party hereto may change his or its address for notice by notice to the other party hereto given in the manner aforesaid.

5.3

Modification and Waiver

No provision of this Agreement may be modified or amended unless such modification or amendment is authorized by the Board and is agreed to in writing by the Consultant and the Company. The parties agree that the Fee may be amended from time to time, and once initialed, such amendment shall be binding on the parties from the date of such amendment.  No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement will be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the retainer of the Consultant by the Company have been made by either party which are not set forth expressly in this Agreement.

5.4

Entire Agreement

This Agreement contains all the terms and conditions agreed upon by the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto. There are no agreements collateral or supplementary hereto.

5.5

Law Governing

This agreement will be subject to and governed by the laws of the Province of British Columbia and the parties attorn to the jurisdiction of the courts of British Columbia with respect to any dispute or other matter arising hereunder.

5.6

Time of Essence

Time is and will be of the essence of this Agreement.

5.7

Invalidity

The invalidity, illegality or unenforceability of any provision hereof will not in any way affect or impair the validity, legality or enforceability of the remaining provisions hereof.

5.8

Headings

The headings contained herein are for reference purposes only and will not in any way affect the construction or interpretation of this Agreement.

5.9

Severability

If any part of this Agreement is determined to be void or unenforceable in whole or in part, it will not be deemed to affect or impair the validity of any other parts hereof, all of which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid part and it is hereby declared to have been the intention of the parties that this Agreement would have been executed without reference to any part which may for any reason be determined to be void or unenforceable.

6.

REGULATORY APPROVAL

The obligations of the Company hereunder are subject to the receipt of all required regulatory approvals. If any required regulatory approvals are not obtained, this Agreement, unless extended in writing by the parties, will be of no force or effect and neither party will have any rights or obligations against or to the other as a result of the execution hereof.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date and year first above written.

RISE GOLD CORP. by its authorized signatory: “Ben Mossman” Benjamin Mossman President, CEO and Director	J. PROUST & ASSOCIATES INC. by its authorized signatory: “John Proust” John Proust President